     As filed with the Securities and Exchange Commission on August 13, 1999
                                                   Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             PULASKI BANCORP, INC.
 (exact name of registrant as specified in its certificate of incorporation)

UNITED STATES                         6035                 APPLICATION PENDING
(state or other juris-          (Primary Standard            (IRS Employer
diction of incorporation          Classification           Identification No.)
or organization)                   Code Number)


                               130 MOUNTAIN AVENUE
                          SPRINGFIELD, NEW JERSEY 07081
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             AMENDED AND RESTATED
                             PULASKI BANCORP, INC.
                        1997 STOCK-BASED INCENTIVE PLAN
                           (Full Title of the Plan)

                                                COPIES TO:
THOMAS BENTKOWSKI                               CHRISTINA M. GATTUSO, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER           SUZANNE A. WALKER, ESQUIRE
PULASKI BANCORP, INC.                           MULDOON, MURPHY & FAUCETTE LLP
130 MOUNTAIN AVENUE                             5101 WISCONSIN AVENUE, N.W.
SPRINGFIELD, NEW JERSEY 07081                   WASHINGTON, D.C.  20016
(973) 564-9000                                  (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)


  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                     1933, check the following box. / X /
                                                     ---

=================================================================================================================
                                                          Proposed
                                                          Maximum           Proposed Maximum         Amount of
        Title of                    Amount to be      Offering Price Per    Aggregate Offering      Registration
Securities to be Registered        Registered (1)          Share                 Price(2)               Fee
-----------------------------------------------------------------------------------------------------------------
      Common Stock                   95,220
      $.01 par Value                 Shares(2)             $8.375(3)             $797,468             $222
-----------------------------------------------------------------------------------------------------------------
      Common Stock                   38,088
      $.01 par Value                 Shares(4)             $8.375(3)             $319,101             $ 89
=================================================================================================================

(1)  Together with an  indeterminate  number of  additional  shares which may be  necessary to adjust  the number of shares reserved for issuance pursuant to the Amended and Restated Pulaski Bancorp,  Inc. 1997 Stock-Based
     Incentive  Plan (the  "Plan")  as the  result of a stock  split,  stock  dividend, or  similar adjustment of the outstanding Common Stock of Pulaski Bancorp, Inc.  pursuant to 17 C.F.R ss. 230.416(a)
(2)  Represents  the total  number of shares currently  reserved  or  available for issuance upon the exercise of stock  options pursuant to the Plan.
(3)  The closing bid price on the Nasdaq SmallCap Market on August 11, 1999.
(4)  Represents the total number of shares currently available for issuance as stock awards under the Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS. 230.462.

Number of Pages = 13
Exhibit Index begins on Page 8

PULASKI BANCORP, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2.

      The documents containing the information for the Pulaski Bancorp, Inc. (the "Company" or the "Registrant") Amended and Restated 1997 Stock-Based Incentive Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such document is not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

      (a) The Form 8-K filed by the Registrant (File No. 000-26681) with the SEC on July 12, 1999.

      (b) The Form 10-K filed by the Registrant with the Office of Thrift Supervision on March 30, 1999, which includes the statements of financial condition of Pulaski Savings Bank as of December 31, 1998 and 1997 and the related statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998.

      (c)   All documents filed by the Registrant  pursuant to Section 13(a) and
            (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.


       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

      The common stock to be offered pursuant to the Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None

      The validity of the Common Stock offered hereby has been passed upon by Muldoon, Murphy & Faucette LLP, Washington, DC for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article XII of the Registrant's Bylaws provides as follows:

ARTICLE XII:  INDEMNIFICATION

      Pulaski  Bancorp,  Inc.  shall  indemnify  all  officers,   directors  and
employees of Pulaski Bancorp, Inc., and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Pulaski Bancorp, Inc., whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.   LIST OF EXHIBITS.

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-B):

      3.1   Federal Charter for Pulaski Bancorp, Inc.1

      3.2   Bylaws for Pulaski Bancorp, Inc.1

      4     Amended   and   Restated  Pulaski  Bancorp,  Inc.  1997  Stock-Based
            Incentive Plan 1


      5 Opinion of Muldoon, Murphy & Faucette LLP, Washington, DC as to the legality of the Common Stock registered hereby.

      23.1 Consent of Muldoon, Murphy & Faucette LLP (contained in the opinion included as Exhibit 5).

      23.2  Consent of Radics & Company LLC

      24    Power of Attorney is located on the signature pages.
--------------------------
1 Incorporated herein by reference from the Exhibit of the same number contained in the Form 8-K (SEC No. 000-26681), filed with the SEC on July 12, 1999.

ITEM 9.   UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

            (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the Offering.

      (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's or the Plan's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Pulaski Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of New Jersey, on August 13, 1999.

                                      PULASKI BANCORP, INC.


                                      By:  /s/ Thomas Bentkowski
                                           -----------------------------
                                           Thomas Bentkowski
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Bentkowski) constitutes and appoints Thomas Bentkowski and Mr. Bentkowski appoints Edward J. Mizerski, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Name                    Title                               Date
      ----                    -----                               ----


/s/ Thomas Bentkowski     President, Chief Executive Officer    August 13, 1999
---------------------     and Director
Thomas Bentkowski         (Principal Executive Officer)


/s/ Edward J. Mizerski    Chairman of the Board                 August 13, 1999
----------------------
Edward J. Mizerski


/s/ Peter C. Pietrucha    Vice Chairman of the Board            August 13, 1999
----------------------    and Director
Peter C. Pietrucha

/s/ Eugene J. Bogucki     Director                              August 13, 1999
-----------------------
Eugene J. Bogucki, M.D.



/s/ Anthony C. Majeski    Director                              August 13, 1999
----------------------
Anthony C. Majeski



/s/ Walter F. Rusak       Director                              August 13, 1999
----------------------
Walter F. Rusak



/s/ Lee Wagstaff          Vice President, Chief Financial       August 13, 1999
----------------------    Officer, and Treasurer
Lee Wagstaff              (Principal Financial Officer)

                                 EXHIBIT INDEX
                                 -------------


                                                                    Sequentially
                                                                      Numbered
                                                                        Page
 Exhibit No.   Description            Method of Filing                Location
------------   ----------------       ---------------------------     ---------
      4        Amended and Restated   Incorporated by reference.          --
               Pulaski Bancorp, Inc.
               1997 Stock-Based
               Incentive Plan

     5         Opinion of Muldoon,    Filed herewith.                     10
               Murphy & Faucette
               LLP

    23.1       Consent of Muldoon,    Contained within Exhibit 5 hereof.  10
               Murphy & Faucette
               LLP

    23.2       Consent of Radics &    Filed herewith.                     13
               Co. LLC

     24        Power of Attorney      Located on the signature page.